Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-139464 on Form S-3 of our report, dated July 24, 2007, appearing in this Annual Report on Form 10-KSB of Oilsands Quest Inc. for the year ended April 30, 2007.
/s/ Pannell Kerr Forster
Registered with the Public Company Accounting Oversight Board as “Smythe Ratcliffe”
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Vancouver, Canada
July 27, 2007